CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus dated March 1, 2003 of the John Hancock Sovereign Investors Fund and "Independent Auditors" and "Financial Statements" in the Statements of Additional Information Class I dated March 1, 2003, and Class A, B, C and R dated August 5, 2003 of the John Hancock Sovereign Investors Fund and our report dated February 7, 2003 for the John Hancock Sovereign Investors Fund with respect to the financial statements and financial highlights in the annual report dated December 31, 2002 which Prospectus and Statements of Additional Information are included in the Combined Prospectus/Proxy Statement included in this Registration Statement on Form N-14 of John Hancock Investment Trust. We further consent to the reference to our firm under the caption "Experts" in such Combined Prospectus/Proxy included in this Registration Statement.


                                                     /s/ERNST & YOUNG LLP
                                                     --------------------

Boston, Massachusetts
August 25, 2003